UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2026
NVIDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-23985	94-3177549
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
2788 San Tomas Expressway, Santa Clara, CA 95051
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (408) 486-2000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	NVDA	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

     Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On April 24, 2026, Donald Robertson, Vice President, or VP, and Chief Accounting Officer, or CAO, of NVIDIA Corporation, or the Company, notified the Company of his intention to retire from his role as VP and CAO, effective May 4, 2026. Following such date, he will remain with the Company as VP, Finance to support various projects until July 1, 2026.

(c)

On April 26, 2026, the Company appointed Scott Gawel, age 55, as VP and CAO of the Company, effective upon the commencement of his employment with the Company on May 4, 2026. In this role, he will serve as the Company's principal accounting officer.

Mr. Gawel will join the Company from Intel Corporation, a global designer and manufacturer of semiconductor products. From 2022 to 2026, he served as Corporate VP and CAO of Intel. From 2020 to 2022, he served as Senior VP and Corporate Controller of Oracle Corporation, a software and technology company. He served as Oracle’s Senior VP and Assistant Controller from 2017 to 2020, VP, Corporate Accounting from 2009 to 2017, and Senior Director, Corporate Accounting from 2004 to 2009.

There is no arrangement or understanding between Mr. Gawel and any other person pursuant to which he was selected to this position. There are no transactions involving the Company and Mr. Gawel that are required to be reported pursuant to Item 404(a) of Regulation S-K. Mr. Gawel has no family relationships with any of the Company’s board of directors or executive officers.

In connection with his appointment, Mr. Gawel’s annual base salary will be $800,000 and he will receive two new hire equity grants of restricted stock units, or RSUs, with a combined target value of $12,875,000. The RSUs will vest approximately over a four-year period according to the Company’s standard vesting schedules. The terms of the RSUs will be governed by the Company's Amended and Restated 2007 Equity Incentive Plan and applicable RSU agreement. Mr. Gawel will be eligible to participate in the Company's standard benefit programs available to similarly situated employees.

Mr. Gawel will enter into the Company’s standard indemnity agreement, which would require the Company to indemnify Mr. Gawel, under the circumstances and to the extent provided for therein, against certain expenses and other amounts incurred by Mr. Gawel as a result of being made a party to certain actions, suits, proceedings and the like by reason of his position as an officer of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NVIDIA Corporation
Date: April 27, 2026	By: /s/ Colette M. Kress
Colette M. Kress
Executive Vice President and Chief Financial Officer